EXHIBIT INDEX
Ex.

Page No.

A
Joint Filing Agreement
11






EXHIBIT A


JOINT FILING AGREEMENT

       The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of root9B Technologies, Inc. dated as of February 3, 2016 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.



QUAD CAPITAL MANAGEMENT ADVISORS, LLC






By:          /s/ John Vincent Guarino


Name:    John Vincent Guarino


Title:      Managing Member








QUAD CAPITAL MANAGEMENT, LLC






By:          /s/ John Vincent Guarino


Name:    John Vincent Guarino


Title:      Managing Member










JOHN VINCENT GUARINO






/s/ John Vincent Guarino








GUERINO CIAMPI






/s/ Guerino Ciampi



February 3, 2016